EXHIBIT 4.3
                                                  TO REGISTRATION STATEMENT

                             CENTURYTEL, INC.



       FORM OF RESOLUTION TO BE ADOPTED BY SPECIAL PRICING COMMITTEE
              (to be used in connection with authorizing the
             issuance of any series of senior debt securities
                   under the below-mentioned Indenture)




     WHEREAS, the Board of Directors of CenturyTel, Inc. (the "Company") has previously authorized (i) the appropriate officers of the Company to take various actions necessary to permit the Company to register, issue and sell various securities of the Company, including senior debt securities, with an aggregate initial offering price not to exceed $2 billion and (ii) the Special Pricing Committee of the Board of Directors to establish the specific terms and conditions of any one or more series of the Company's senior debt securities to be issued and sold from time to time; and

     WHEREAS, the Special Pricing Committee, acting pursuant to such authorization, deems it desirable and in the best interest of the Company and its shareholders to authorize the issuance of $___,000,000 aggregate principal amount of senior debt securities of the Company;

NOW, THEREFORE, BE IT RESOLVED AS FOLLOWS:

                I.     AUTHORIZATION OF TERMS OF SECURITIES

RESOLVED THAT:

          The Company shall create and issue $___,000,000 aggregate principal amount of its senior debt securities, consisting of $___,000,000 aggregate principal amount of senior notes designated as the "CenturyTel, Inc. _____% Senior Notes, Series __, Due ____" (the "New Senior Notes"), at the prices described below and in accordance with the Indenture dated as of March 31, 1994 ("Indenture"), between the Company and Regions Bank (successor to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee ("Trustee"), all on the terms and conditions set forth below:

               (a)  The New Senior Notes will mature on _____________.

               (b) The New Senior Notes shall bear interest from _____________, 200__ until the principal thereof becomes due and payable at the rate of ____% per annum, payable semi-annually on _____________ and _____________ of each year commencing _____________, and any overdue principal and (to the extent that the payment of such interest is enforceable under applicable law) any overdue installment of interest thereon shall bear interest at the same rate per annum; the principal of and the interest on the New Senior Notes shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company maintained in accordance with the Indenture. The regular record date with respect to any interest payment date for the New Senior Notes shall be _____________ or _____________, as the case may be, immediately preceding such interest payment date, whether or not such date is a business day.

          (c) The New Senior Notes will not be redeemable prior to maturity.

                                    OR

               The New Senior Notes may not be redeemed prior to __________. The New Senior Notes may be redeemed from time to time on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, as a whole or in part, at the option of the Company, on any date or dates on or after ________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

               YEAR                     REDEMPTION PRICE

                                                  %



and thereafter at 100% of the principal amount, together, in each case, with accrued interest to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

                                    OR

               The New Senior Notes will be redeemable, as a whole or in part, at the option of the Company at any time, at a redemption price equal to the greater of (i) 100% of the principal amount of such series to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus ____ basis points for the New Senior Notes, together with accrued interest (if any) on the principal amount being redeemed to the redemption date.

               "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Senior Notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

               "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

               "Reference Treasury Dealer" means each of __________________, ___________________, and ____________________, and
     their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

               "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of the New Senior Notes to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; PROVIDED, HOWEVER, that if such redemption date is not an interest payment date with respect to such New Senior Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon (if any) to such redemption date.

               Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of the New Senior Notes to be redeemed.

               Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date interest will cease to accrue on the New Senior Notes, as applicable, or portions thereof called for redemption. (If Applicable)

          (d) There will be no mandatory sinking fund payments for any series of the New Senior Notes.

          (e) The New Senior Notes will be issued in the form of fully registered global securities ("Global Securities") which will be deposited with, or on behalf of, The Depositary Trust Company, New York, New York ("DTC"), and registered in the name of DTC's nominee. The New Senior Notes may only be transferred, in whole and not in part, to another nominee of DTC or to a successor of DTC or its nominee, unless the New Senior Notes are subsequently issued in definitive form in the limited circumstances described below. So long as a nominee of DTC is a registered owner of the New Senior Notes, such nominee will be considered the sole owner or holder of the New Senior Notes for all purposes under the Indenture. Except as provided below, owners of beneficial interests will not be entitled to have New Senior Notes registered in their names, will not receive or be entitled to receive physical delivery of New Senior Notes in definitive form and will not be considered the owners or holders thereof under the Indenture. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue New Senior Notes in definitive form in exchange for the Global Securities. In addition, the Company may at any time determine not to have the New Senior Notes represented by Global Securities and, in such event, will issue New Senior Notes in definitive form in exchange for the Global Securities. In either instance, an owner of a beneficial interest in the Global Securities will be entitled to have New Senior Notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such New Senior Notes in definitive form. New Senior Notes so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

                 II.   AUTHORIZATION OF FORM OF SECURITIES

RESOLVED THAT:

          (1) The New Senior Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following form:

                        (FORM OF FACE OF SECURITY)

     THIS SECURITY IS A REGISTERED GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY IN DEFINITIVE REGISTERED FORM, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR ITS NOMINEE, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ELSEWHERE HEREIN.

     UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     No._____________                                   $_____________
                                        CUSIP NO.________________

                             CENTURYTEL, INC.
                  ____% Senior Notes, Series __, Due ____

          CenturyTel, Inc., a corporation duly organized and existing under the laws of the State of Louisiana (herein referred to as the "Company"), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of
     _____________ Dollars on _____________ and to pay interest on said principal sum from the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from _______, semi-annually on _____________ and _____________ in each year, commencing
     _____________, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Security (or one or more Predecessor Securities, as defined in such Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the _____________ or _____________, as the case may be (whether or not a business day), immediately preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice of which shall be given to the registered holders of this series of Securities not more than 15 days and not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Security shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debt, at the office or agency of the Company maintained for that purpose in the City of Monroe and State of Louisiana, or the Borough of Manhattan, the City and State of New York.

          This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

          The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                              Dated_______________________________________


                              CENTURYTEL, INC.



                              By__________________________________________

                                        [President/Vice President]

     Attest:


                              By__________________________________________

                                          [Secretary/Assistant Secretary]



                  (FORM OF CERTIFICATE OF AUTHENTICATION)

                       CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the above-designated series therein referred to in the within-mentioned Indenture.

                               Regions Bank
                   as Trustee, Authenticating Agent and
                            Security Registrar


                       By _________________________
                            Authorized Officer


                  (FORM OF ADDITIONAL TERMS  OF SECURITY)

          This Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 31, 1994 duly executed and delivered between the Company and Regions Bank, an Alabama banking corporation organized and existing under the laws of the State of Alabama
     (successor to First American Bank & Trust of Louisiana and Regions Bank of Louisiana), as Trustee (herein referred to as the "Trustee") (such Indenture hereinafter referred to as the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Security (herein called the "Security") is one of the series designated on the face hereof (herein called the "Series") limited in aggregate principal amount to $___,000,000.

          In case an Event of Default, as defined in the Indenture, with respect to the Series shall have occurred and be continuing, the principal of all of the Securities of the Series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; PROVIDED, HOWEVER, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities or any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times and place and at the rate and in the currency herein prescribed.

          [The Securities are issuable as registered Securities without coupons in denominations of $1,000 or any integral multiple thereof. Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of Monroe and State of Louisiana, for other Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.] [DELETE IF GLOBAL SECURITIES ARE TO BE ISSUED.]

          The Securities will not be redeemable prior to maturity.

                                    OR

          The Securities may not be redeemed prior to __________. The Securities may be redeemed from time to time on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, as a whole or in part, at the option of the Company, on any date or dates on or after ________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

          YEAR                     REDEMPTION PRICE

                                             %



     and thereafter at 100% of the principal amount, together, in each case, with accrued interest to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

                                    OR

          The Securities of this Series are subject to redemption, as a whole or in part, at any time, at the option of the Company, upon not less than 30 nor more than 60 days notice by mail, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as hereinafter defined) thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate
     (as hereinafter defined) plus [       ] basis points, together with
     accrued interest (if any) on the principal amount being redeemed to the redemption date.

               "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

               "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

               "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such redemption date.

               "Reference Treasury Dealer" means each of _____________, ____________, and ________________, and their respective successors; PROVIDED, HOWEVER, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

               "Remaining Scheduled Payments" means the remaining scheduled payments of the principal of this Security to be redeemed and interest thereon that would be due after the related redemption date but for such redemption; PROVIDED, HOWEVER, that if such redemption date is not an interest payment date with respect to this Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon (if any) to such redemption date.

          Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of Securities to be redeemed.

          Unless the Company defaults in payment of the redemption price, on and after the applicable redemption date interest will cease to accrue on this Security, or portions thereof called for redemption. (If Applicable)

          [As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the City of Monroe and State of Louisiana accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.] [DELETE IF GLOBAL SECURITIES ARE TO BE ISSUED.]

          [Prior to due presentment for registration of transfer of this Security the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.] [DELETE IF GLOBAL SECURITIES ARE TO BE ISSUED.]

          No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, affiliate, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of Louisiana.

          (2) The office of Regions Bank located at 1500 North 18th Street, Monroe, Louisiana, is hereby designated and created as the agency of the Company in the City of Monroe and State of Louisiana at which (i) both the principal and the interest on the New Senior Notes are payable on the terms and conditions specified in the Indenture and notices, presentations and demands to or upon the Company in respect the New Senior Notes may be given or made and (ii) the New Senior Notes may be surrendered for transfer or exchange and transferred or exchanged in accordance with the terms of the Indenture;

          (3) The office of Regions Bank in Montgomery, Alabama, is hereby designated and created as Security Registrar of the Company at which (i) the Company shall register the New Senior Notes, (ii) the New Senior Notes may be surrendered for transfer or exchange and transferred or exchanged in accordance with the terms of the Indenture, and (iii) books for the registration and transfer of the New Senior Notes shall be kept; and

          (4) The New Senior Notes hereby authorized by these resolutions shall be in substantially the form and shall have the characteristics provided in the Indenture, and the form of the New Senior Notes of each such series set forth in these resolutions is hereby approved and adopted.

             III.   AUTHORIZATION OF SALE OF NEW SENIOR NOTES

RESOLVED THAT:

          (1) The President or any Vice President is hereby authorized to execute and deliver on behalf of the Company an Underwriting Agreement in substantially the form of the Underwriting Agreement presented to the members of this Committee, reflecting the terms of the sale of the New Senior Notes to the Underwriters named in such agreement, along with the accompanying Price Determination Agreement that confirms that the sale price of the New Senior Notes (after deducting an underwriting discount of ____%) shall be ____% of the principal amount thereof;

          (2) The President or any Vice President and the Secretary or any Assistant Secretary are hereby authorized and directed to deliver to the Trustee a certified record of these resolutions setting forth the terms of the New Senior Notes as required by Section 2.01 of the Indenture;

          (3) The President or any Vice President is hereby authorized to execute certificates in such forms as they deem necessary representing $___,000,000 aggregate principal amount of New Senior Notes on behalf of the Company under its corporate seal or a facsimile attested by the Secretary or any Assistant Secretary, and the signature of the President, or any Vice President, may be in the form of a facsimile signature of the present or any future President or Vice President and the signature of the Secretary or any Assistant Secretary in attestation of the corporate seal may be in the form of a facsimile signature of the present or any future Secretary or Assistant Secretary, and should any officer who signs, or whose facsimile signature appears upon, any of the New Senior Notes cease to be such an officer prior to their issuance, the New Senior Notes so signed or bearing such facsimile signature shall still be valid, and without prejudice to the use of the facsimile signature of any other officer as hereinabove authorized, the facsimile signature of Glen F. Post III, President, and the facsimile signature of Harvey P. Perry, Secretary, are hereby expressly approved and adopted;

          (4) The officers of the Company are hereby authorized to cause the New Senior Notes to be delivered to the Trustee for authentication and delivery by it in accordance with the provisions of the Indenture, and the Trustee is hereby authorized and requested to authenticate the New Senior Notes upon compliance by the Company with the provisions of the Indenture and to deliver the same to or upon the written order of the President or any Vice President of the Company, and the President or any Vice President is hereby authorized and directed to apply to the Trustee for the authentication and delivery of New Senior Notes;

          (5) The President or any Vice President and the Treasurer or any Assistant Treasurer of the Company are hereby authorized and empowered to apply, in the name and on behalf of the Company, the net proceeds received by the Company in connection with the offering of the New Senior Notes in the manner described in the offering materials prepared and filed, or to be prepared and filed, in connection with the offering of the New Senior Notes;

          (6) The officers are hereby authorized to issue and sell the aggregate principal amounts of the New Senior Notes at the price and upon the terms and conditions set forth in the Underwriting Agreement (including the accompanying Price Determination Agreement) covering the sale of the New Senior Notes;

          (7) The officers of the Company are hereby authorized to disseminate and file with the Securities and Exchange Commission any prospectus supplements (to the prospectus dated _______________, 2000 forming a part of Registration Statement No. 333-________), or any amendments or supplements thereto, that may be necessary or appropriate;

          (8) The officers of the Company are authorized to execute and deliver all such instruments and documents, to incur on behalf of the Company all such expenses and obligations, to make all such payments, and to do all such other acts and things as they may consider necessary or desirable in connection with the accomplishment of the intent and purposes of the foregoing resolutions, including without limitation obtaining all necessary and appropriate CUSIP numbers and debt ratings, retaining all necessary printing companies, depositary companies, engraving companies and other agents or advisers, executing and delivering all closing instruments that are contemplated by the Indenture or Underwriting Agreement or that are otherwise customary and appropriate, and issuing any necessary and appropriate press releases; and

          (9) All actions heretofore taken by the officers of the Company that would have been authorized hereunder if taken after the adoption of these resolutions are hereby ratified and confirmed in all respects as the acts of the Company.